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                                                               EXHIBIT NO. 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 of our report dated July 26, 1996, on our audits of the financial statements of Pilkington Barnes Hind Group. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

San Jose, California
December 4, 1996